Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2008
FOURTH QUARTER AND YEAR END RESULTS
________________________________________________________________

HAUPPAUGE, NY – January 14, 2009 - Hauppauge Digital, Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the fourth fiscal quarter and year ended September  30, 2008.

FOURTH QUARTER RESULTS

Net sales in the quarter decreased  43%, from $27.5 million for the previous year’s fourth fiscal  quarter to  $15.7 million for the fourth fiscal quarter of 2008.

The Company incurred a net loss of $2,908,536 for the fourth fiscal quarter of 2008 compared tonet income of $1,644,263 for the fourth fiscal quarter of fiscal 2007.    Net income for the fourth quarter of fiscal 2007 included a tax benefit of $1,490,689 due to a reduction in the deferred tax asset valuation allowance. Excluding the reduction in the  deferred tax asset valuation allowance the net  income for the fourth fiscal quarter of 2007 was $153,574.  Net loss per share for the fourth fiscal quarter of 2008 was $(0.29) on a basic and diluted basis.  Net income per share for the fourth quarter of fiscal 2007, including the reduction in the deferred tax asset valuation allowance, was $0.17 and $0.16 on a basic and diluted basis. Net income per share, excluding the reduction in the deferred tax asset valuation allowance, was $0.02 on a basic and diluted basis for the fourth quarter of fiscal 2007.

FISCAL YEAR RESULTS

Net sales for the year decreased 19%, from $110.9 million for the 2007 fiscal year to $89.7 million for the 2008 fiscal year. The Company incurred a net loss of $3,088,189 for the  fiscal 2008 compared to  net income of $  5,305,384 for fiscal 2007.  Net income for  fiscal 2007 included a tax benefit of $1,490,689 due to a reduction in the deferred tax asset valuation allowance. Excluding the reduction in the deferred tax asset valuation allowance the net income for fiscal 2007 was $3,814,695. Net loss per share for fiscal  2008 was $(0.31) on a basic and diluted bases. Net income per share for fiscal 2007, including the reduction in the deferred tax asset valuation allowance, was $0.54 and $0.51 on a basic and diluted basis. Net income per share, excluding the reduction in the deferred tax asset valuation allowance, was $0.39 and $0.37 on a basic and diluted basis for fiscal 2007.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer, stated  “ Fiscal 2008 was a challenging year for Hauppauge. We were faced with a global economic slowdown, the closing down of  one of our major customers in the United States who served the computer retail market,  the financial difficulties of another major U.S. customer  and the decline in the sales of TV tuners to personal computer manufacturers. Under the current economic climate we are continuing to review our operating structure for efficiency and cost reductions.”

Mr. Plotkin further stated “In addition to the cost structure review, we are exploring marketing opportunities. On December 24, 2008, we completed the purchase of certain assets of the  Pinnacle PCTV product line from Avid Technology, Inc. and certain of its affiliates.   The addition of the PCTV product line adds 5 TV tuner products for North and South America and 12 products for Europe and Asia to our product portfolio,  which we will operate  as a separate product line under the new name of “PCTV Systems”.   The PCTV engineering and marketing team, located in Braunschweig, Germany,  is anticipated to continue the develop new TV tuner products under the brand name “PCTV Systems” for both PCs and Macs.  WinTV development is anticipated to continue at the New York headquarters of Hauppauge plus at our Taiwan development center”.

 ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore and sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California. The Company’s Internet web site can be found at http://www.hauppauge.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this press release may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to our Form 10-K for the year ended September 30, 2008),  many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

[ Financial Table Follows ]

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,
	2008	2007
Net sales	$15,725,144	$27,544,887
Cost of sales	13,371,281	22,369,855
Gross profit	2,353,863	5,175,032

Selling, general and administrative expenses	4,652,396	3,799,060
Research & development expenses	1,024,361	1,100,048
Income (loss) from operations	(3,322,894)	275,924
Other income (expense):
Interest income	15,356	11,147
Foreign currency	992	(25,420)
Total other income (expense)	16,348	(14,273)
Income (loss) before taxes on income	(3,306,546)	261,651
Income tax provision	-	108,077
Income tax (benefit)	(398,010)	(1,490,689)
Net income (loss)	$(2,908,536)	$1,644,263

Net income (loss) per share-basic	$(0.29)	$0.17
Net income (loss) per share-diluted	$(0.29)	$0.16

Weighted average shares-basic	10,024,770	9,919,292
Weighted average shares-diluted	10,024,770	10,232,013

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended September 30,
	2008	2007
Net sales	$89,701,028	$110,896,010
Cost of sales	72,019,046	88,651,881
Gross profit	17,681,982	22,244,129

Selling, general and administrative expenses	17,152,848	14,667,766
Research & development expenses	3,883,747	3,480,017
Income (loss) from operations	(3,354,613)	4,096,346
Other income (expense):
Interest income	43,989	43,135
Foreign currency	(15,138)	(31,676)
Total Other income	28,851	11,459
Income (loss) before taxes on income	(3,325,762)	4,107,805
Income tax provision	-	293,110
Income tax (benefit)	(237,573)	(1,490,689)
Net income (loss)	$(3,088,189)	$5,305,384

Net income (loss) per share-basic and diluted	$(0.31)	$0.54
Net income (loss) per share-diluted	$(0.31)	$0.51

Weighted average shares-basic	9,969,939	9,862,655
Weighted average shares-diluted	9,969,939	10,367,775

HAPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2008	2007
Assets:

Current Assets:
Cash and cash equivalents	$14,191,721	$11,581,657
Accounts receivables, net of various allowances	6,932,400	15,038,751
Other non trade receivables	2,316,057	8,629,075
Inventories	12,236,166	13,521,864
Deferred tax asset current	1,133,073	603,078
Prepaid expenses and other current assets	1,093,406	802,575
Total current assets	37,902,823	50,177,000

Property, plant and equipment, net	769,288	745,121
Security deposits and other non current assets	102,227	110,165
Deferred tax asset non current	887,611	887,611
	$39,661,949	$51,919,897

Liabilities and Stockholders’ Equity :

Current Liabilities:
Accounts payable	$10,406,836	$20,635,137
Accrued expenses –fees	7,952,244	5,827,356
Accrued expenses	2,256,099	2,374,410
Income taxes payable	58,234	141,913
Total current liabilities	20,673,413	28,978,816

Stockholders' Equity
Common stock $.01 par value; 25,000,000 shares authorized
10,784,717 and 10,597,002 issued, respectively	107,847	105,970
Additional paid-in capital	16,709,201	15,497,703
Retained earnings	7,938,695	11,026,884
Accumulated other comprehensive income	(3,362,870)	(1,325,971)
Treasury Stock, at cost, 759,579 and 749,579shares, respectively	(2,404,337)	(2,363,505)
Total stockholders' equity	18,988,536	22,941,081
	$39,661,949	$51,919,897

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